DOMAIN NAME ACQUISITION AGREEMENT
AND SETTLEMENT AND MUTUAL RELEASE

This Domain Name Acquisition Agreement and Settlement and Mutual Release (this "Agreement") is entered into by and between Hollywood Casinos, LLC ("HC"), a Delaware limited liability company with its principal place of business at 825 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, successor-in-interest to Hollywood Casino Corporation, on the one hand and Plaor LLC ("Plaor"), a Delaware corporation with its principal place of business at 448 S. Hill Street, Los Angeles, CA 90013, and CrowdGather, Inc. ("CrowdGather"), a California corporation, with its principal place of business at 20300 Ventura Boulevard, Suite 330, Woodland Hills, CA 91364, on the other hand. This Agreement is effective as of the date of last execution ("Effective Date"). HC, Plaor, and CrowdGather are referred to herein collectively as the "Parties" and each individually as a "Party."

WHEREAS, Plaor and/or CrowdGather have registered and currently control twenty-one (21) domain names incorporating the term HOLLYWOOD as set forth in Exhibit A hereto ("Hollywood Domain Names");

WHEREAS, Hollywood Casino Corporation filed applications with the United States Patent and Trademark Office in 2011 and 2012 to register the marks HOLLYWOOD POKER (Serial No. 85/498773), HOLLYWOOD POKER OPEN (Serial No. 85/727812), HOLLYWOOD POKER OPEN and Design (Serial No. 85/858883), HOLLYWOOD POKER TOUR (Serial No. 85/563891), and HPO (Serial No. 85/775528), all of which applications were opposed by Plaor;

WHEREAS, Plaor subsequently filed a Complaint against Hollywood Casino Corporation on September 6, 2013, in an action captioned *Plaor LLC v. Hollywood Casino*

Corporation, Case No. 2:13-CV-06528 (JEM) (the "Litigation"), in the United States District Court for the Central District of California alleging that Hollywood Casino Corporation's use and attempted registration of its family of HOLLYWOOD POKER marks for poker services infringed Plaor's purported rights in its alleged mark HOLLYWOOD POKER for online poker services, and sought damages and injunctive relief;

WHEREAS, HC, the successor-in-interest to Hollywood Casino Corporation, filed its Answer to the Second Amended Complaint and Counterclaims on April 23, 2014, and alleged that Plaor's use of the mark HOLLYWOOD POKER for online poker services infringed HC's rights in its HOLLYWOOD CASINO® and HOLLYWOOD POKER marks for casino and poker services, and sought damages and injunctive relief;

WHEREAS, the Parties now desire to consummate a business transaction concerning the Hollywood Domain Names and to resolve any and all claims and disputes that have arisen prior to the Effective Date, whether known or unknown, asserted or unasserted, valid or invalid, between them;

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, releases, and agreements made herein, expressly intending to be legally bound, the Parties agree, stipulate, and covenant as set forth below:

1. **Obligations of Plaor and CrowdGather.**

a. Plaor and CrowdGather hereby transfer all right, title and interest in and to the marks HOLLYWOOD POKER and HOLLYWOOD POKER and Design (shown below and hereinafter the "HP Design Mark") to HC together with the goodwill symbolized by the marks, as of the Effective Date this Agreement. Plaor and CrowdGather herby assign to HC all claims for relief by reason of any past infringements of the HOLLYWOOD POKER and HP

Design Mark, with the right to sue for and collect damages for its own use and benefit, and for the use and benefit of its successors, assigns and other legal representatives, as of the Effective Date this Agreement. Plaor and CrowdGather shall not challenge HC's right, title or interest in and to any mark incorporating the term HOLLYWOOD.

b. As of the Effective Date of this Agreement, Plaor and CrowdGather hereby transfer all right, title, and interest in and to the Hollywood Domain Names. Plaor and CrowdGather represent that the Hollywood Domain Names listed in Exhibit A hereto are all the domain names under their control that incorporate the term HOLLYWOOD. Plaor and CrowdGather shall initiate the technical transfer of the Hollywood Domain Names to HC within thirty (30) days of the Effective Date of this Agreement and will undertake all steps necessary to cooperate with HC's registrars to complete the technical transfer at no expense to HC. Such measures may include, but are not limited to:

i. Disabling any privacy settings currently on the Whois registrations for each of the Hollywood Domain Names;

ii. Confirming that the email address listed as the "Administrative Contact" on the Whois registrations for each of the Hollywood Domain Names is valid and accessible by Vantage;

iii. Unlocking each of the Hollywood Domain Names at HC's request;

iv. Obtaining all appropriate Authorization Codes for each of the Hollywood Domain Names from Plaor and/or CrowdGather's registrar;

v. Providing to HC and the Parties' registrars the Authorization Codes for each of the Hollywood Domain Names;

vi. Granting any other authorizations and/or approvals required from HC and the Parties' registrars to transfer each of the Hollywood Domain Names; and

vii. Otherwise cooperating with HC or the Parties' registrars to complete the technical transfer of the registrations of the Hollywood Domain Names to HC at no expense to HC, with the exception of any expenses required to renew and maintain any of the Hollywood Domain Names, which expenses shall be the cost and expense of HC.

c. Within five (5) days of the Effective Date of this Agreement, Plaor shall dismiss with prejudice all pending opposition proceedings in the Trademark Trial and Appeal Board against HC's applications to register the marks: HOLLYWOOD POKER (Opp. No. 91208247), HOLLYWOOD POKER OPEN (Opp. No. 91209750), HOLLYWOOD POKER OPEN and Design (Opp. No. 91211367), HOLLYWOOD POKER TOUR (Opp. No. 91208248), and HPO (Opp. No. 91209749) (collectively, the "Oppositions").

d. Within thirty (30) days of the Effective Date of this Agreement, Plaor and CrowdGather shall cease all use of the HOLLYWOOD POKER mark and HP Design Mark, and going forward, Plaor and CrowdGather shall not make any use of the mark HOLLYWOOD as a mark, name, or domain name, as a component of a mark, name or domain name, or as part of the identifier or address of a social media account that is used to offer, advertise, promote, sell, license or direct consumers or potential consumers to goods or services that are in the nature of casino games (e.g., slots, roulette, card games, bingo, video gaming machines), betting or wagering activities (e.g., horse racing, sports betting), or any other gambling style games ("Gaming Services"), whether such Gaming Services are being played for money or for fun.

e. Within thirty (30) days of the Effective Date of this Agreement, Plaor and CrowdGather shall transfer to HC any social media accounts incorporating the mark HOLLYWOOD POKER, including but not limited to the Twitter account "@hollywoodpoker" and the Facebook account at https://www.facebook.com/HollywoodPoker.

f. Plaor and CrowdGather shall timely instruct any third parties to cease any existing or planned advertisements for Plaor or CrowdGather that incorporate the HOLLYWOOD POKER mark so that they are in compliance with the terms of this Agreement.

2. **Obligations of HC.**

a. Within thirty (30) days of the Effective Date of this Agreement, HC shall pay Plaor the sum of One Hundred Seventy-Five Thousand U.S. Dollars (USD$175,000.00) by ACH to: Plaor 12 Channel St Suite 602 Boston, MA 02210 – Bank of America account# 000162205039 routing# 121000358.

b. HC shall forward all emails sent to support@hollywoodpoker.com and customerservice@hollywoodpoker.com to the following Plaor support address support@megafamecasino.com for thirty (30) days following the transfer of the Hollywood Domain Names to HC.

3. **Order of Dismissal.**

a. Simultaneously with the execution of the Settlement Agreement, Plaor and HC shall execute a stipulation of dismissal with prejudice of all claims asserted in the Litigation, and HC's counsel shall cause such Stipulation to be filed with the Court within five (5) days of the Effective Date of this Agreement.

4. **Mutual General Releases.**

a. Other than to enforce the terms of this Agreement, HC and Hollywood Casino Corporation, together with their past, present, and future parents, subsidiaries, divisions, affiliates, shareholders, officers, directors, insurers, general or limited partners, employees, managing agents or managing members, attorneys, agents, servants, representatives, investors, members, direct or indirect legal or beneficial owners of any kind, and trustees, and any of their legal representatives (and the predecessors, successors, purchasers, heirs, executors, administrators, assigns, and beneficiaries of each of the foregoing), hereby waive, release, remise, acquit, and forever discharge Plaor and CrowdGather and their past, present, and future parents, subsidiaries, divisions, affiliates, shareholders, officers, directors, insurers, general or limited partners, employees, managing agents or managing members, attorneys, agents, servants, representatives, investors, members, direct or indirect legal or beneficial owners of any kind, and trustees, and any of their legal representatives (and the predecessors, successors, purchasers, heirs, executors, administrators, assigns, and beneficiaries of each of the foregoing) of and from any and all claims, rights, demands, controversies, causes of action, suits, proceedings, obligations, judgments, debts, duties, attorneys' fees, costs, and all other liabilities of any kind or nature whatsoever whether in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, accrued or not accrued, direct or derivative, and whether or not asserted, which they ever had, now have, or may have in the future for or by reason of any cause, matter or thing whatsoever from the beginning of time to the Effective Date, including but not limited to any claim that was raised or could have been raised in the Litigation or the Oppositions.

b. Other than to enforce the terms of this Agreement, Plaor and CrowdGather, together with their past, present, and future parents, subsidiaries, divisions,

affiliates, shareholders, officers, directors, insurers, general or limited partners, employees, managing agents or managing members, attorneys, agents, servants, representatives, investors, members, direct or indirect legal or beneficial owners of any kind, and trustees, and any of their legal representatives (and the predecessors, successors, purchasers, heirs, executors, administrators, assigns, and beneficiaries of each of the foregoing), hereby waive, release, remise, acquit, and forever discharge HC and Hollywood Casino Corporation and their past, present, and future parents, subsidiaries, divisions, affiliates, shareholders, officers, directors, insurers, general or limited partners, employees, managing agents or managing members, attorneys, agents, servants, representatives, investors, members, direct or indirect legal or beneficial owners of any kind, and trustees, and any of their legal representatives (and the predecessors, successors, purchasers, heirs, executors, administrators, assigns, and beneficiaries of each of the foregoing) of and from any and all claims, rights, demands, controversies, causes of action, suits, proceedings, obligations, judgments, debts, duties, attorneys' fees, costs, and all other liabilities of any kind or nature whatsoever whether in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, accrued or not accrued, direct or derivative, and whether or not asserted, which they ever had, now have, or may have in the future for or by reason of any cause, matter or thing whatsoever from the beginning of time to the Effective Date, including but not limited to any claim that was raised or could have been raised in the Litigation or the Oppositions.

5. **Court to Retain Jurisdiction.** The Parties agree to the Court's continuing jurisdiction to enforce the provisions of this Agreement.

6. **Indemnification.**

a. Plaor and CrowdGather shall indemnify, defend, and hold harmless HC and its parents, subsidiaries, divisions, affiliates, shareholders, officers, directors, insurers, general or limited partners, employees, managing agents or managing members, attorneys, agents, servants, representatives, investors, members, direct or indirect legal or beneficial owners of any kind, and trustees, and any of their legal representatives (and the predecessors, successors, purchasers, heirs, executors, administrators, assigns, and beneficiaries of each of the foregoing) from any and all damages, demands, claims, suits, actions, investigations, charges, costs and expenses including, without limitation, attorneys' fees, expert fees, judgments, settlement costs, court costs, and any losses of any nature arising from or related in any way to the use of the HOLLYWOOD POKER mark, HP Design Mark, or Hollywood Domain Names by Plaor or CrowdGather.

b. HC shall indemnify, defend, and hold harmless Plaor and CrowdGather, and their parents, subsidiaries, divisions, affiliates, shareholders, officers, directors, insurers, general or limited partners, employees, managing agents or managing members, attorneys, agents, servants, representatives, investors, members, direct or indirect legal or beneficial owners of any kind, and trustees, and any of their legal representatives (and the predecessors, successors, purchasers, heirs, executors, administrators, assigns, and beneficiaries of each of the foregoing) from any and all damages, demands, claims, suits, actions, investigations, charges, costs and expenses including, without limitation, attorneys' fees, expert fees, judgments, settlement costs, court costs, and any losses of any nature arising from or related in any way to the use of the HOLLYWOOD POKER mark or Hollywood Domain Names by HC.

7. **Governing Law.** This Agreement shall be governed by the laws of the State of California, without regard to its rules or principles concerning choice of laws.

8. **Confidentiality.** The Parties and their counsel agree that this Agreement and the terms and substance hereof are confidential, and may not be disclosed to any person other than the Parties hereto and their respective counsel, except that the Parties may disclose information related to this Agreement that is required by federal securities law, state regulatory authorities, or as reasonably necessary to their respective tax, accounting and/or legal professionals and/or their staff in connection with any tax, accounting, or legal matters relating to this Agreement, subject to such other persons' agreement to maintain the confidentiality hereof. Additionally, the Parties may disclose the terms of this Agreement as reasonably necessary in the course of any legal proceeding. The Parties further agree that they will make no statement, press release, or other public announcement concerning this Agreement.

9. **Neutral Interpretation.** Each of the Parties has consulted with experienced legal counsel in the negotiation and execution of this Agreement. The Parties further acknowledge and agree that this Agreement has been negotiated, and is the final product of drafts and revisions prepared after review, discussion, and negotiations. Each Party further represents that it has had adequate time to, and has, read and understood this Agreement, and that it has signed this Agreement without duress, coercion, or undue influence. Each of the provisions contained herein shall not be deemed to have been drafted by any particular Party, and shall not be construed for or against any particular Party on the basis of which Party drafted this Agreement or any particular provision herein.

10. **Binding Agreement.** The terms and the provisions of this Agreement shall be binding upon and inure to the benefit of the representatives, heirs, executors,

administrators, devisees, parent companies, sister companies, related companies, subsidiaries, successors, transferees, assigns, and legal representatives of all Parties hereto, as well as to their respective officers, directors, partners, principals, agents, and employees acting within the scope of their employment. Each Party to this Agreement represents that this Agreement constitutes a legal, valid, and binding obligation, and that this Agreement is enforceable in accordance with its terms.

11. **Entire Agreement**. This Agreement sets forth the entire agreement of the Parties, and each of the terms of this Agreement is contractual and not a mere recital.

12. **Captions**. The captions and titles in this Agreement are for reference only and shall in no way be construed to define, limit, or extend either the scope of this Agreement or the intent of any of its provisions.

13. **Multiple Counterparts**. This Agreement may be executed in one or more copies, including facsimiles, all of which together shall constitute and be construed as a single instrument upon delivery and exchange of signed copies by the Parties. Any signature transmitted by facsimile or email shall have the same legal force and effect as an original ink of the same signature.

14. **No Oral Modification**. No amendment or modification may be made to this Agreement, unless it is in writing and signed by all Parties.

15. **Legality**. In the event that any provision of this Agreement shall be held invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

16. **Authority**. Each signatory below represents and warrants it has authority to bind to this Agreement the persons on whose behalf it is signing.

17. **Notices**. Any notices required pursuant to this Agreement shall be made by email and certified mail, return receipt requested, or by overnight mail by Federal Express, United Parcel Service, or US mail overnight delivery so long as a signed receipt is received by the Party giving the notice, and shall be deemed to have been received on the date that the return signature is sent, to the following parties and addresses:

a. If to HC:

Hollywood Casinos, LLC
825 Berkshire Boulevard
Suite 200
Wyomissing, PA 19610
Attn: General Counsel

With a copy to:

Hara K. Jacobs, Esq.
BALLARD SPAHR LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
jacobsh@ballardspahr.com

b. If to Plaor or CrowdGather:

Crowdgather
Chief of Operations
20300 Ventura Blvd.,
Suite 330
Woodland Hills, CA 91364

With a copy to:

Peter Afrasiabi, Esq.
One LLP
Intellectual Property & Entertainment Lawyers
4000 MacArthur Blvd., East Tower
Suite 500
Newport Beach, CA 92660
pafrasiabi@onellp.com

IN WITNESS HEREOF and intending to be legally bound hereby, the undersigned hereunto set their hands in seals effective as of the date set forth above.

HOLLYWOOD CASINOS, LLC

TFS

By: Robert S. Ippolito
Robert S. Ippolito
Vice President, Sec. + Treasurer

Dated: July 28, 2014

PLAOR LLC

By:___________________________
Richard Corredera, President

Dated: July 28, 2014

CROWDGATHER, INC.

By:___________________________
Sanjay Sabnani, CEO

Dated:

IN WITNESS HEREOF and intending to be legally bound hereby, the undersigned hereunto set their hands in seals effective as of the date set forth above.

HOLLYWOOD CASINOS, LLC

TFS

By: Robert S. Ippolito
Robert S. Ippolito
Vice President, Sec. + Treasurer

Dated: July 28, 2014

PLAOR LLC

By:______________________
Richard Corredera, President

Dated:

CROWDGATHER, INC.

By: ______________________
Sanjay Sabnani, CEO

Dated: July 28, 2014

EXHIBIT A

Hollywood Domains

hollywoodpoker.com
hollywoodpoker.net
hollywoodpoker.org
hollywoodpoker.tv
hollywoodpoker.me.uk
hollywodpoker.com
hollywodpoker.net
hollywodpoker.org
holleywoodpoker.com
hollywoodpokr.com
hollywoodpokergirls.com
hollywoodpokerface.com
hollywoodpoker-bingo.com
hollywoodpokerbingo.com
hollywoodpokertv.com
hollywoodpokertour.com
club-hollywood-poker.com
club-hollywoodpoker.com
clubhollywood-poker.com
clubhollywoodpoker.com
clubhollywoodpoker.net